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                                                                   Exhibit 15.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-12670, 333-12672, 333-98425, 333-101452, 333-107975, 333-116596 and
333-132251 on Form S-8 of our report relating to the financial statements of O2Micro International Limited dated April 14, 2008, appearing in the Annual Report on Form 20-F of O2Micro International Limited for the year ended December 31, 2007.


/s/ DELOITTE & TOUCHE
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Deloitte & Touche
Taipei, Taiwan
The Republic of China

June 24, 2008